Exhibit 1.1.1

EXECUTION VERSION

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA Inc.

U.S. Bancorp Investments, Inc.

As Representatives of the several

Underwriters named in Schedule I hereto.

January 8, 2016

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 8, 2016 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Christine Wheatley

Name: Christine Wheatley
Title: Group Vice President, Secretary and General Counsel

[Signature Page to Pricing Agreement]

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA Inc.

U.S. Bancorp Investments, Inc.

and the additional Underwriters named on Schedule I to this Pricing Agreement

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Happy H. Daily

	Name:	Happy H. Daily
	Title:	Managing Director

By:	Mizuho Securities USA Inc.

By:	/s/ Thomas Bausano

	Name:	Thomas Bausano
	Title:	Managing Director

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Douglas J. Fink

	Name:	Douglas J. Fink
	Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2.000% Senior Notes Due 2019	Principal Amount of 2.600% Senior Notes Due 2021	Principal Amount of 3.500% Senior Notes Due 2026
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$52,500,000	$52,500,000	$75,000,000
Mizuho Securities USA Inc.	45,000,000	45,000,000	75,000,000
U.S. Bancorp Investments, Inc.	45,000,000	45,000,000	75,000,000
Citigroup Global Markets Inc.	21,000,000	21,000,000	35,000,000
RBC Capital Markets, LLC	21,000,000	21,000,000	35,000,000
BNY Mellon Capital Markets, LLC	13,500,000	13,500,000	35,000,000
BB&T Capital Markets, a division of BB&T	13,500,000	13,500,000	22,500,000
Fifth Third Securities, Inc.	13,500,000	13,500,000	22,500,000
Goldman, Sachs & Co.	13,500,000	13,500,000	22,500,000
Mitsubishi UFJ Securities (USA), Inc.	13,500,000	13,500,000	22,500,000
PNC Capital Markets LLC	13,500,000	13,500,000	22,500,000
Santander Investment Securities Inc.	13,500,000	13,500,000	22,500,000
Wells Fargo Securities, LLC	13,500,000	13,500,000	22,500,000
Drexel Hamilton, LLC	7,500,000	7,500,000	12,500,000
Total	$300,000,000	$300,000,000	$500,000,000

SCHEDULE II

Title of Designated Securities:

2.000% Senior Notes due 2019

2.600% Senior Notes due 2021

3.500% Senior Notes due 2026

Aggregate Principal Amount:

$300,000,000 of 2.000% Senior Notes due 2019

$300,000,000 of 2.600% Senior Notes due 2021

$500,000,000 of 3.500% Senior Notes due 2026

Price to Public:

99.884% of the principal amount of the 2.000% Senior Notes due 2019, plus accrued interest from January 15, 2016

99.868% of the principal amount of the 2.600% Senior Notes due 2021, plus accrued interest from January 15, 2016

99.763% of the principal amount of the 3.500% Senior Notes due 2026, plus accrued interest from January 15, 2016

Purchase Price by Underwriters:

99.534% of the principal amount of the 2.000% Senior Notes due 2019, plus accrued interest from January 15, 2016

99.268% of the principal amount of the 2.600% Senior Notes due 2021, plus accrued interest from January 15, 2016

99.113% of the principal amount of the 3.500% Senior Notes due 2026, plus accrued interest from January 15, 2016

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental

Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture, dated June 17, 2002, the Fifteenth Supplemental Indenture, dated January 28, 2003, the Sixteenth Supplemental Indenture, dated December 20, 2004, the Seventeenth Supplemental Indenture, dated August 15, 2007, the Eighteenth Supplemental Indenture, dated January 16, 2008, the Nineteenth Supplemental Indenture, dated March 27, 2008, the Twentieth Supplemental Indenture, dated March 27, 2008, the Twenty-First Supplemental Indenture, dated November 25, 2008, the Twenty-Second Supplemental Indenture, dated October 1, 2009, the Twenty-Third Supplemental Indenture, dated July 13, 2010, the Twenty-Fourth Supplemental Indenture, dated January 19, 2012, the Twenty-Fifth Supplemental Indenture, dated April 16, 2012, the Twenty-Sixth Supplemental Indenture, dated April 16, 2012, the Twenty-Seventh Supplemental Indenture, dated July 25, 2013, the Twenty-Eighth Supplemental Indenture, dated July 25, 2013, the Twenty-Ninth Supplemental Indenture, dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture, dated January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated October 28, 2014, the Thirty-Fifth Supplemental Indenture, to be dated January 15, 2016, the Thirty-Sixth Supplemental Indenture, to be dated January 15, 2016 and the Thirty-Seventh Supplemental Indenture, to be dated January 15, 2016.

Maturity:

The 2.000% Senior Notes due 2019 will mature on January 15, 2019

The 2.600% Senior Notes due 2021 will mature on February 1, 2021

The 3.500% Senior Notes due 2026 will mature on February 1, 2026

Interest Rates:

The 2.000% Senior Notes due 2019 will bear interest from January 15, 2016 at 2.000%

The 2.600% Senior Notes due 2021 will bear interest from January 15, 2016 at 2.600%

The 3.500% Senior Notes due 2026 will bear interest from January 15, 2016 at 3.500%

Interest Payment Dates:

Interest on the 2.000% Senior Notes due 2019 is payable semiannually on January 15 and July 15 of each year commencing on July 15, 2016

Interest on the 2.600% Senior Notes due 2021 is payable semiannually on February 1 and August 1 of each year commencing on August 1, 2016

Interest on the 3.500% Senior Notes due 2026 is payable semiannually on February 1 and August 1 of each year commencing on August 1, 2016

Redemption Provisions:

As described in the term sheet dated January 8, 2016 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated January 8, 2016

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated January 8, 2016

Guarantees:

None

Time of Delivery:

January 15, 2016

Closing Location:

Offices of Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022

Name and Address of Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, NY 10022

Attention: Debt Capital Markets Desk

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Attention: High Grade Fixed Income Syndicate

Schedule III

Time of Sale Information

1.                                      Preliminary Prospectus Supplement, dated January 8, 2016, including the base prospectus included therein, dated December 13, 2013

2.                                      Term sheet, dated January 8, 2016, included on Schedule IV

Schedule IV
The Kroger Co.

Pricing Term Sheet
Dated January 8, 2016

Issuer:	The Kroger Co.
Security Type:	Senior Notes
Trade Date:	January 8, 2016
Settlement Date:	January 15, 2016 (T+5)
Denominations:	$2,000 x $1,000

2.000% Senior Notes Due 2019

Principal Amount:	$300,000,000
Maturity Date:	January 15, 2019
Coupon:	2.000%
Benchmark Treasury:	UST 1.250% due December 15, 2018
Benchmark Treasury Price / Yield:	100-05+ / 1.190%
Spread to Benchmark Treasury:	T + 85 bps
Yield to Maturity:	2.040%
Price to Public:	99.884%
Interest Payment Dates:	January 15 and July 15, commencing on July 15, 2016
Make-Whole Call:	Treasury Rate plus 15 basis points
CUSIP/ISIN:	501044 DA6 / US501044DA67

2.600% Senior Notes Due 2021

Principal Amount:	$300,000,000
Maturity Date:	February 1, 2021
Coupon:	2.600%
Benchmark Treasury:	UST 1.750% due December 31, 2020
Benchmark Treasury Price / Yield:	100-26 1/4 / 1.578%
Spread to Benchmark Treasury:	T + 105 bps
Yield to Maturity:	2.628%
Price to Public:	99.868%
Interest Payment Dates:	February 1 and August 1, commencing on August 1, 2016
Make-Whole Call:	Treasury Rate plus 20 basis points (prior to

January 1, 2021)
Par Call:	On or after January 1, 2021 (one month prior to maturity)
CUSIP/ISIN:	501044 DB4 / US501044DB41

3.500% Senior Notes Due 2026

Principal Amount:	$500,000,000
Maturity Date:	February 1, 2026
Coupon:	3.500%
Benchmark Treasury:	UST 2.250% due November 15, 2025
Benchmark Treasury Price / Yield:	101-02+ / 2.128%
Spread to Benchmark Treasury:	T + 140 bps
Yield to Maturity:	3.528%
Price to Public:	99.763%
Interest Payment Dates:	February 1 and August 1, commencing on August 1, 2016
Make-Whole Call:	Treasury Rate plus 25 basis points (prior to November 1, 2025)
Par Call:	On or after November 1, 2025 (three months prior to maturity)
CUSIP/ISIN:	501044 DC2 / US501044DC24

Joint Book-Running Managers:

2.000% Senior Notes Due 2019 and 2.600% Senior Notes Due 2021

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
U.S. Bancorp Investments, Inc.
Citigroup Global Markets Inc.
RBC Capital Markets, LLC

3.500% Senior Notes Due 2026

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
U.S. Bancorp Investments, Inc.
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
BNY Mellon Capital Markets, LLC

Co-Managers:

2.000% Senior Notes Due 2019 and 2.600% Senior Notes Due 2021

BNY Mellon Capital Markets, LLC
BB&T Capital Markets, a division of BB&T

Securities, LLC
Fifth Third Securities, Inc.
Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
Santander Investment Securities Inc.
Wells Fargo Securities, LLC
Drexel Hamilton, LLC

3.500% Senior Notes Due 2026

BB&T Capital Markets, a division of BB&T Securities, LLC
Fifth Third Securities, Inc.
Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
Santander Investment Securities Inc.
Wells Fargo Securities, LLC
Drexel Hamilton, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Mizuho Securities USA Inc. toll-free at 1-866-271-7403, or U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607.

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